Exhibit 99.1

Cephalon Reported Record Sales, Adjusted Net Income and
Cash From Operations in 2010

2010 Sales Increased 28 Percent to $2.8 Billion

Adjusted Net Income Increased 40 Percent to $657 Million

Cash From Operations Totaled $782 Million

2011 Guidance Increased

Frazer, Pa. — February 10, 2011 — Cephalon, Inc. (Nasdaq: CEPH) today reported 2010 net sales of $2.761 billion, a 28 percent increase compared to net sales of $2.152 billion for 2009.  Basic income per common share for the year was $5.66.  Excluding amortization expense and certain other items, adjusted net income for full year 2010 was $657 million, a 40 percent increase over the previous year.  This exceeded the company’s adjusted net income guidance range of $617 to $632 million for 2010. Basic adjusted income per common share for the year was $8.74 in 2010, a 35 percent increase over the $6.48 in 2009.

Central nervous system (CNS) franchise net sales were $1.394 billion during the year, an 18 percent increase compared to 2009.  Pain franchise reported net sales of $526.3 million, a 6 percent increase versus last year.  Oncology franchise net sales were $513.6 million, a 53 percent increase over 2009 due to strong net sales of TREANDA® (bendamustine hydrochloride) of $393.5 million.  Sales of other products were $326.7 million, a 130 percent increase primarily due to the sales of the portfolio of products obtained through the acquisition of Mepha in April 2010.

During the fourth quarter 2010 Cephalon recorded net cash provided by operating activities of $131 million resulting in 2010 cash flow from operations of $782 million.

“As pleased as I am with our strong financial performance, I am as enthusiastic about the company we are building for tomorrow,” said Kevin Buchi, Chief Executive Officer. “We now have one of the premier late stage pipelines in the industry and a geographically diversified business.”

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

The company is updating its guidance for 2011.  Total sales guidance for 2011 is increased to $3.015 -$3.095 billion as a result of an increase in CNS franchise sales to $1.45 -$1.49 billion.  Pain franchise sales of $540 - $570 million, oncology franchise sales of $570 - $600 million, and other product sales of $420 - $450 million remain unchanged. Full year R&D guidance is increased to $520 - $540 million and SG&A guidance remains unchanged at $970 million - $1.00 billion.  Adjusted net income guidance is increased to $665-$688 million.  Basic adjusted income per common share guidance is increased to $8.70 - $9.00, assuming 76.4 million basic shares outstanding.

Cephalon is introducing first quarter 2011 sales guidance of $725 - $755 million, adjusted net income guidance of $144 - $159 million and basic adjusted income per common share guidance of $1.90 - $2.10 assuming 75.8 million basic shares outstanding.

Basic adjusted income per common share for both the first quarter 2011 and full-year 2011 is reconciled below and is subject to the assumptions set forth therein.  References in this press release to basic income per common share, basic adjusted income per common share, basic adjusted income per common share guidance, adjusted net income, adjusted net income guidance, adjusted net income per common share, adjusted net income per common share guidance refers to those metrics on an “attributable to Cephalon” basis and does not include any income or losses attributable to noncontrolling interests.

Cephalon’s management will discuss the company’s full year 2010 performance in a conference call with investors beginning at 5:00 p.m. U.S. EST today.  To participate in the conference call, dial +1-913-312-0724 and refer to conference code number 3115464. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investors” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

About Cephalon, Inc.

Cephalon is a global biopharmaceutical company dedicated to discovering, developing and bringing to market medications to improve the quality of life of individuals around the world.  Since its inception in 1987, Cephalon has brought first-in-class and best-in-class medicines to patients in several therapeutic areas.  Cephalon has the distinction of being one of the world’s fastest-growing biopharmaceutical companies, now among the Fortune 1000 and a member of the S&P 500 Index, employing approximately 4,000 people worldwide.  The company sells numerous branded and generic products around the world. In total, Cephalon sells more than 150 products in approximately 100 countries.  More information on Cephalon and its products is available at http://www.cephalon.com

# # #

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results;

2

prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; sales, adjusted net income and basic adjusted income per common share guidance for first-quarter 2011 and full-year 2011 and SG&A and R&D guidance for the first-quarter 2011 and full-year 2011; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Adjusted Net Income Guidance,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

Source: Cephalon, Inc.

Contacts:
Media:	Investors:
Natalie deVane	Robert (Chip) Merritt
610-727-6536	610-738-6376
ndevane@cephalon.com	cmerritt@cephalon.com

Joseph Marczely
610-883-5894
jmarczely@cephalon.com

3

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
REVENUES:
Net sales	$764,759	$562,938	$2,760,952	$2,151,548
Other revenues	5,810	12,177	50,105	40,760
	770,569	575,115	2,811,057	2,192,308
COSTS AND EXPENSES:
Cost of sales	150,142	105,204	577,863	398,837
Research and development	122,391	91,165	439,995	395,431
Selling, general and administrative	268,504	203,738	958,404	822,052
Change in fair value of contingent consideration	205	—	6,519	—
Restructuring charges	3,081	9,881	10,719	13,825
Impairment charge	—	182,080	—	182,080
Acquired in-process research and development	100,000	—	100,000	46,118
	644,323	592,068	2,093,500	1,858,343

INCOME (LOSS) FROM OPERATIONS	126,246	(16,953)	717,557	333,965

OTHER INCOME (EXPENSE):
Interest income	1,188	1,808	5,326	5,263
Interest expense	(20,362)	(27,123)	(99,257)	(90,336)
Change in fair value of investments	7,931	—	7,931	—
Other income (expense), net	6,691	(1,903)	(12,758)	40,515
	(4,552)	(27,218)	(98,758)	(44,558)

INCOME (LOSS) BEFORE INCOME TAXES	121,694	(44,171)	618,799	289,407

INCOME TAX EXPENSE (BENEFIT)	28,289	(43,979)	201,116	78,680

NET INCOME (LOSS)	93,405	(192)	417,683	210,727

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	211	96,750	8,062	131,900

NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$93,616	$96,558	$425,745	$342,627

BASIC INCOME PER COMMON SHARE ATTRIBUTABLE TO CEPHALON, INC.	$1.24	$1.29	$5.66	$4.74

DILUTED INCOME PER COMMON SHARE ATTRIBUTABLE TO CEPHALON, INC.	$1.16	$1.23	$5.27	$4.41

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING ATTRIBUTABLE TO CEPHALON, INC.	75,355	74,720	75,185	72,342

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION ATTRIBUTABLE TO CEPHALON, INC.	80,964	78,508	80,712	77,733

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income Attributable to Cephalon, Inc.

(Unaudited)

	Three Months Ended
	December 31,
	2010		2009

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$93,616		$96,558

Cost of sales adjustments	30,488	(1)	34,875	(1)
Research and development adjustments	2,013	(2)	343	(2)
Selling, general and administrative adjustments	8,245	(3)	232	(3)
Change in fair value of contingent consideration adjustment	205	(4)	—
Restructuring charges	2,067	(5)	9,881	(5)
Impairment charges	—		7,080	(6)
Acquired in-process research and development adjustments	100,000	(7)	—
Interest expense adjustment	15,413	(8)	17,307	(8)
Change in fair value of investments adjustment	(7,931	)(9)	—
Other income adjustment	(8,522	)(10)	—
Income tax adjustment	(58,491	)(11)	(35,787	)(11)
*Noncontrolling Interest adjustments:
Impairment charges	—		175,000
Other revenue	(244)		(11)
Research and development	26		7,140
Selling, general and administrative	531		1,411
Interest income	(21)		(5)
Interest expense	—		97
Restructuring charges	1,014		—
Income taxes	(1,004)		(12,647)
Impairment charge tax benefit	—		(74,235)
Less amount attributable to noncontrolling interest	(302)		(96,750)
	83,487		33,931

ADJUSTED NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$177,103		$130,489

BASIC ADJUSTED INCOME PER COMMON SHARE	$2.35		$1.75

DILUTED ADJUSTED INCOME PER COMMON SHARE	$2.19		$1.66

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	75,355		74,720

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	80,964		78,508

* Amounts recorded by our Variable Interest Entities that have been excluded from net income attributable to Cephalon, Inc.

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)

To exclude the on-going amortization of acquired intangible assets ($30.3M in 2010; $26.9M in 2009), accelerated depreciation related to restructuring ($0.2M in 2010; $5.0M in 2009) and the reserve for modafinil purchase commitments in excess of requirements ($3.0M in 2009).

(2)	In 2010, to exclude costs associated with our collaboration with Ambit Biosciences Corporation. In 2009, to exclude accelerated depreciation related to restructuring.

(3)

In 2010, to exclude charges related to the acquisition of Mepha GmbH, Mesoblast Limited and ChemGenex Pharmaceuticals Limited ($5.0M, $3.0M and $0.2M, respectively). In 2009, to exclude charges related to the acquisition of Arana Therapeutics Limited ($0.2M).

(4)	In 2010, to exclude the change in fair value of the Ception Therapeutics, Inc. (-$0.3M) and BioAssets Development Corporation ($0.5M) contingent consideration.

(5)	To exclude costs related to restructurings.

(6)	In 2009, to exclude the impairment of our investment in SymBio Pharmaceuticals Limited.

(7)	In 2010, to exclude the acquisition of worldwide license rights to Mesoblast Limited’s proprietary technology platform.

(8)	To exclude imputed interest expense associated with convertible debt.

(9)	In 2010, to exclude the change in fair value of our investment in Mesoblast Limited ($12.0M), offset by the change in fair value of our investment in ChemGenex Pharmaceuticals Limited ($4.1M).

(10)	In 2010, to exclude a gain on foreign exchange of Australian Dollar acquisition funds ($2.0M) and proceeds received in a settlement ($6.5M).

(11)

To reflect the tax effect of pre-tax adjustments at applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in tax assets and liabilities.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income Attributable to Cephalon, Inc.

(Unaudited)

	Year Ended
	December 31,
	2010		2009

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$425,745		$342,627

Cost of sales adjustments	154,713	(1)	113,021	(1)
Research and development adjustments	4,715	(2)	4,747	(2)
Selling, general and administrative adjustments	17,815	(3)	14,611	(3)
Change in fair value of contingent consideration adjustment	6,519	(4)	—
Restructuring charges	9,704	(5)	13,825	(5)
Impairment charge	—		7,080	(6)
Acquired in-process research and development adjustments	100,000	(7)	46,118	(7)
Interest expense adjustment	65,485	(8)	57,766	(8)
Change in fair value of investments adjustment	(7,931	)(9)	—
Other (income) expense adjustment	3,045	(10)	(40,011	)(10)
Arana noncontrolling interest adjustments	—		(819	)(11)
Income tax adjustment	(122,784	)(12)	(89,979	)(12)

*Noncontrolling Interest adjustments:
Impairment charge	—		175,000
Other revenue	(276)		19
Research and development	6,403		32,659
Selling, general and administrative	3,994		8,784
Restructuring charges	1,014		—
Interest income	(29)		(187)
Interest expense	154		1,396
Other expense	166		33
Impairment charge tax benefit	—		(74,235)
Income taxes	(4,852)		(12,600)
Less amount attributable to noncontrolling interest	(6,574)		(130,869)
	231,281		126,359

ADJUSTED NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$657,026		$468,986

BASIC ADJUSTED INCOME PER COMMON SHARE	$8.74		$6.48

DILUTED ADJUSTED INCOME PER COMMON SHARE	$8.14		$6.03

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	75,185		72,342

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	80,712		77,733

* Amounts recorded by our Variable Interest Entities that have been excluded from net income attributable to Cephalon, Inc.

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)

To exclude the on-going amortization of acquired intangible assets ($119.7M in 2010; $97.5M in 2009), accelerated depreciation related to restructuring ($15.1M in 2010; $19.0M in 2009), amortization of inventory revaluation related to Mepha GmbH ($10.5M in 2010) and the reserve for modafinil purchase commitments in excess of estimated requirements ($9.4M in 2010; $6.0M in 2009), offset by the gain recognized in connection with an agreement to reduce our excess modafinil purchase commitments ($9.5M in 2009).

(2)

To exclude accelerated depreciation related to restructuring ($0.7M in 2010; $1.3M in 2009), the impairment of an investment ($2.0M in 2010), charges related to our collaboration with Ambit BioSciences Corporation ($2.0M in 2010), charges related to payments for several research and development collaborations ($2.0M in 2009) and charges related to our transaction with Arana Therapeutics Limited ($1.5M in 2009).

(3)

In 2010, to exclude charges charges related to the acquisition of Mepha GmbH, Ception Therapeutics, Inc. noncontrolling interest, Mesoblast Limited and ChemGenex Pharmaceuticals Limited ($15.3M, $1.4M, $3.0M and $0.2M, respectively), offset by proceeds related to the settlement of litigation in Europe ($2.1M). In 2009, to exclude charges related to the acquisition of Arana Therapeutics Limited ($8.1M) and charges related to our settlement with Takeda Pharmaceutical Company Limited ($6.5M) to resolve our remaining contractual arrangements.

(4)	In 2010, to exclude the change in fair value of the Ception Therapeutics, Inc. ($6.0M) and BioAssets Development Company ($0.5M) contingent consideration.

(5)	To exclude costs related to restructurings.

(6)	In 2009, to exclude the loss on sale of equipment related to the VIVITROL termination.

(7)

In 2010, to exclude the acquisition of worldwide license rights to Mesoblast Limited’s proprietary technology platform. In 2009, to exclude charges related to the deconsolidation of Acusphere, Inc. ($9.3M), the acquisition of worldwide license rights related to LUPUZOR from ImmuPharma AG ($30.0M), license rights for bendamustine hydrochloride in China and Hong Kong ($0.8M) and license rights to certain of XOMA Ltd.’s proprietary antibody library materials ($6.0M).

(8)	To exclude imputed interest expense associated with convertible debt.

(9)	In 2010, to exclude the change in fair value of our investment in Mesoblast Limited ($12.0M), offset by the change in fair value of our investment in ChemGenex Pharmaceuticals Limited ($4.1M).

(10)	In 2010, to exclude the following:
• $2.0M gain on foreign exchange of Australian Dollar acquisition funds;
• $6.5M proceeds received in a settlement
• $9.1M net loss on foreign exchange derivative instruments related to the acquisition of Mepha GmbH; and
• $2.5M loss on foreign exchange of Swiss Franc acquisition funds.

In 2009, to exclude the following gains and losses related to the acquisition of Arana Therapeutics Limited:
• $6.6M gain on pre-bid Arana Therapeutics Limited holding;
• $2.8M loss on contingent consideration (90% ownership incentive payment);
• $10.0M gain on excess of net assets over consideration;
• $19.0M gain on foreign exchange derivative instruments;
• $5.6M gain on foreign exchange of Australian Dollar acquisition funds; and
• $1.6M gain on dividend income related to our initial purchase of Arana Therapeutics Limited shares.

(11)

In 2009, to exclude the portion of non-cash charges related to our acquisition of Arana Therapeutics Limited that are reflected in (10) above but do not affect net income because they are attributed to noncontrolling interests.

(12)

To reflect the tax effect of pre-tax adjustments at applicable tax rates and certain other tax adjustments primarily related to; changes in valuation allowances and other changes in tax assets and liabilities.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended						%
	December 31						Increase
	2010			2009			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
CNS
Proprietary CNS
PROVIGIL	$278,796	$17,387	$296,183	$234,757	$16,507	$251,264	19%	5%	18%
NUVIGIL	58,863	—	58,863	35,614	—	35,614	65	—	65
GABITRIL	10,734	1,249	11,983	14,042	1,515	15,557	(24)	(18)	(23)
Other Proprietary CNS	—	2,698	2,698	—	3,647	3,647	—	(26)	(26)
Generic CNS	—	8,763	8,763	—	2,707	2,707	—	224	224
CNS	348,393	30,097	378,490	284,413	24,376	308,789	22	23	23

Pain
Proprietary Pain
FENTORA	44,876	7,098	51,974	36,877	1,676	38,553	22	324	35
AMRIX	28,768	—	28,768	30,628	—	30,628	(6)	—	(6)
Other Proprietary Pain	—	72	72	—	50	50	—	44	44
Generic Pain
ACTIQ	18,349	16,538	34,887	18,726	18,949	37,675	(2)	(13)	(7)
Generic OTFC	8,529	—	8,529	16,198	—	16,198	(47)	—	(47)
Other Generic Pain	—	20,406	20,406	—	2,696	2,696	—	657	657
Pain	100,522	44,114	144,636	102,429	23,371	125,800	(2)	89	15

Oncology
Proprietary Oncology
TREANDA	108,573	—	108,573	61,563	—	61,563	76	—	76
Other Proprietary Oncology	4,935	18,966	23,901	4,752	21,627	26,379	4	(12)	(9)
Generic Oncology	—	7,588	7,588	—	6,255	6,255	—	21	21
Oncology	113,508	26,554	140,062	66,315	27,882	94,197	71	(5)	49

Other
Other Proprietary	3,890	1,701	5,591	4,268	—	4,268	(9)	100	31
Other Generic	2,540	93,440	95,980	2,546	27,338	29,884	—	242	221
Other	6,430	95,141	101,571	6,814	27,338	34,152	(6)	248	197

	$568,853	$195,906	$764,759	$459,971	$102,967	$562,938	24%	90%	36%

	Year Ended						%
	December 31,						Increase
	2010			2009			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
CNS
Proprietary CNS
PROVIGIL	$1,059,698	$64,796	$1,124,494	$961,070	$63,618	$1,024,688	10%	2%	10%
NUVIGIL	186,190	—	186,190	73,391	—	73,391	154	—	154
GABITRIL	39,728	4,760	44,488	51,100	5,386	56,486	(22)	(12)	(21)
Other Proprietary CNS	—	10,936	10,936	—	13,292	13,292	—	(18)	(18)
Generic CNS	—	28,257	28,257	—	10,785	10,785	—	162	162
CNS	1,285,616	108,749	1,394,365	1,085,561	93,081	1,178,642	18	17	18

Pain
Proprietary Pain
FENTORA	159,585	22,037	181,622	136,563	4,114	140,677	17	436	29
AMRIX	109,235	—	109,235	114,435	—	114,435	(5)	—	(5)
Other Proprietary Pain	—	271	271	—	267	267	—	1	1
Generic Pain
ACTIQ	63,930	66,951	130,881	75,418	71,527	146,945	(15)	(6)	(11)
Generic OTFC	41,138	—	41,138	83,032	—	83,032	(50)	—	(50)
Other Generic Pain	—	63,144	63,144	—	8,954	8,954	—	605	605
Pain	373,888	152,403	526,291	409,448	84,862	494,310	(9)	80	6

Oncology
Proprietary Oncology
TREANDA	393,473	—	393,473	222,112	—	222,112	77	—	77
Other Proprietary Oncology	20,866	76,256	97,122	18,281	75,360	93,641	14	1	4
Generic Oncology	—	22,998	22,998	—	20,940	20,940	—	10	10
Oncology	414,339	99,254	513,593	240,393	96,300	336,693	72	3	53

Other
Other Proprietary	15,112	5,809	20,921	17,545	—	17,545	(14)	100	19
Other Generic	13,220	292,562	305,782	15,436	108,922	124,358	(14)	169	146
Other	28,332	298,371	326,703	32,981	108,922	141,903	(14)	174	130

	$2,102,175	$658,777	$2,760,952	$1,768,383	$383,165	$2,151,548	19%	72%	28%

Europe- Primarily Europe, Middle East and Africa

Proprietary products are products which are sold under patent coverage.

Generic products are products sold without patent coverage in the primary sales territory. Patent coverage may exist in other territories.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31,
	2010	2009
CURRENT ASSETS:
Cash and cash equivalents	$1,160,239	$1,647,635
Receivables, net	431,333	376,076
Inventory, net	291,360	240,576
Deferred tax assets, net	213,798	243,246
Other current assets	54,845	58,423
Total current assets	2,151,575	2,565,956

INVESTMENTS ($155,808 at fair value in 2010)	168,494	12,427
PROPERTY AND EQUIPMENT, net	502,856	451,879
GOODWILL	822,071	590,284
INTANGIBLE ASSETS, net	1,212,387	981,857
DEBT ISSUANCE COSTS	14,196	18,862
OTHER ASSETS	20,254	36,830
	$4,891,833	$4,658,095

CURRENT LIABILITIES:
Current portion of long-term debt, net	$651,997	$818,925
Accounts payable	104,477	88,829
Accrued expenses	460,141	430,209
Total current liabilities	1,216,615	1,337,963

LONG-TERM DEBT	391,416	363,696
DEFERRED TAX LIABILITIES, net	172,589	159,328
OTHER LIABILITIES	273,438	111,728
Total liabilities	2,054,058	1,972,715

REDEEMABLE EQUITY	170,183	207,307

EQUITY:
Cephalon Stockholders’ Equity
Common stock, $0.01 par value	791	780
Additional paid-in capital	2,428,450	2,534,070
Treasury stock, at cost	(225,870)	(208,427)
Accumulated earnings (deficit)	247,086	(178,659)
Accumulated other comprehensive income	182,975	114,194
Total Cephalon stockholders’ equity	2,633,432	2,261,958
Noncontrolling Interest	34,160	216,115
Total equity	2,667,592	2,478,073
	$4,891,833	$4,658,095

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$417,683	$210,727
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense (benefit)	(36,889)	(84,155)
Shortfall tax benefits from stock-based compensation	(3,915)	(38)
Depreciation and amortization	212,823	186,192
Stock-based compensation expense	49,890	50,410
Changes in fair value of investments	(7,931)	—
Impairment charges	—	182,080
Amortization of debt discount and debt issuance costs	67,274	59,145
Loss (gain) on foreign exchange contracts	9,499	(26,754)
Gain on acquisition of Arana Therapeutics Limited	—	(10,008)
Acquired in-process research and development	—	8,366
Other	2,368	(3,503)
Changes in operating assets and liabilities, net of acquisitions:
Receivables	16,888	81,022
Inventory	36,114	(8,604)
Other assets	54,726	(14,348)
Accounts payable, accrued expenses and deferred revenues	19,229	99,013
Other liabilities	(56,002)	(48,194)
Net cash provided by operating activities	781,757	681,351

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(57,761)	(60,927)
Proceeds from sale of property and equipment	4,748	—
Cash balance from consolidation of variable interest entities	—	53,706
Acquisition of intangible assets	—	(53,324)
Investment in Ception Therapeutics, Inc.	—	(75,000)
Investment in BioAssets Development Corporation	—	(30,000)
Purchases of investments	(148,987)	(11,797)
Acquisition of Arana Therapeutics Limited, net of cash acquired	—	(232,527)
Acquisition of Mepha GmbH, net of cash acquired	(549,463)	—
(Cash settlements of) proceeds from foreign exchange contracts	(9,499)	26,754
Sales and maturities of available-for-sale investments	—	125,026
Net cash used for investing activities	(760,962)	(258,089)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	—	288,000
Proceeds from exercises of common stock options	27,391	10,211
Windfall tax benefits from stock-based compensation	4,644	2,017
Acquisition of treasury stock	(9,306)	(6,722)
Acquisition of Ception Therapeutics, Inc. noncontrolling interest	(299,289)	—
Acquisition of BioAssets Development Corporation noncontrolling interest	(16,342)
Payments on and retirements of long-term debt	(222,959)	(13,412)
Net proceeds from issuance of convertible subordinated notes	—	484,719
Proceeds from sale of warrants	—	37,640
Purchase of convertible note hedge	—	(121,040)
Net cash provided by (used for) financing activities	(515,861)	681,413

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	7,670	18,501

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(487,396)	1,123,176

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,647,635	524,459

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,160,239	$1,647,635

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Three Months Ended			Twelve Months Ended
	March 31, 2011			December 31, 2011

Projected GAAP basic income per common share	$1.50	—	$1.70	$7.14	—	$7.44

Amortization of current intangibles	0.37	—	0.37	1.44	—	1.44
Restructuring adjustments	0.01	—	0.01	0.04	—	0.04
Interest expense adjustments	0.21	—	0.21	0.85	—	0.85

Tax effect of pre-tax adjustments at the applicable tax rates	(0.19)	—	(0.19)	(0.77)	—	(0.77)

Basic adjusted income per common share guidance	$1.90	—	$2.10	$8.70	—	$9.00

The company’s guidance is being issued based on certain assumptions including:

• Adjusted effective tax rate of approximately 33.0% in 2011;

• Weighted average number of common shares outstanding of 75.8 and 76.4 million shares for the three months ended March 31, 2011 and year ended December 31, 2011, respectively; and

• No generic competition for AMRIX and FENTORA in 2011.